Exhibit 10.15

PROMISSORY NOTE

US$2,500,000.00	Due: January 15, 2015

FOR VALUE RECEIVED, the undersigned Heritage Global Inc. (the “Promisor) acknowledges itself indebted to and unconditionally promises to pay on January 15, 2015 to or to the order of HARVEY FRISCH (the “Holder”) the amount of Two Million Five Hundred Thousand Dollars in lawful money of the United States of America (US$2,500,000.00), together with interest thereon as set out below.

The principal amount of this Promissory Note outstanding from time to time shall bear interest at the rate of 6% per annum, calculated from the date hereof, payable January 15, 2015.

Provided that the Promisor shall have the right to prepay, at any time or times, the whole or part of the balance of the principal amount from  time to time outstanding without notice, bonus or penalty.

This Promissory Note shall be binding upon and enure to the benefit of the Promisor and the Holder and their respective successors and permitted assigns.

The Promisor hereby waives presentment, protest, notice of protest and notice of dishonour of this Promissory Note.

This Promissory Note shall be governed by and construed in accordance with the laws of the Province of Ontario and the Laws of Canada applicable therein.

Signed and sealed at Toronto as of the 19th day of June, 2014.

HERITAGE GLOBAL INC.

Per:
Authorized Signing Officer